EXHIBIT 21

SUSIDIARIES OF LABOR READY, INC.

Corporate Name	Incorporated in State/Country of
Labor Ready Assurance Company	Cayman Island

Labor Ready Central, Inc.	Washington

Labor Ready Central II, LLC	Washington

Labor Ready Central III, LP	Washington

Labor Ready Funding Corporation	Delaware

Labor Ready GP Company, Inc.	Washington

Labor Ready Mid-Atlantic, Inc.	Washington

Labor Ready Holdings, Inc.	Nevada

Labor Ready Mid-Atlantic II, Inc.	Washington

Labor Ready Mid-Atlantic III, LP	Washington

Labor Ready Midwest, Inc.	Washington

Labor Ready Northeast, Inc.	Washington

Labor Ready Northwest, Inc.	Washington

Labor Ready Properties, Inc.	Nevada

Labor Ready Puerto Rico, Inc.	Puerto Rico

Labor Ready Southeast, Inc.	Washington

Labor Ready Southeast II, Inc.	Washington

Labor Ready Southeast III, LP	Washington

Labor Ready Southwest, Inc.	Washington

Labour Ready Temporary Services Ireland, Ltd.	Ireland

Labour Ready Temporary Services, Ltd.	Canada

Labour Ready Temporary Services UK, Ltd.	United Kingdom

Workers Assurance of Hawaii, Inc.	Hawaii